EXHIBIT 11.1
                  TURBODYNE TECHNOLOGIES INC AND SUBSIDIARIES
                 Schedule of Computation of Earnings Per Share


LOSS PER SHARE                                     Three Months Ended                   Six Months Ended
                                                        June 30,                             June 30,
                                               1999               1998               1999            1998
                                           -------------      ------------       ------------    ------------
Net loss                                 $   (3,339,000)    $  (3,751,000)     $  (6,823,000)  $  (7,769,000)

Basic EPS - Weighted Average Shares
      Outstanding                            43,056,000        38,886,000         42,083,000      37,854,000
Less: Shares in Escrow                       (4,150,000)       (4,150,000)        (4,150,000)     (4,150,000)
                                           -------------      ------------       ------------    ------------
Basic EPS - Weighted Average Shares
      Outstanding Adjusted                   38,906,000        34,736,000         37,933,000      33,704,000
                                           =============      ============       ============    ============

Basic Loss per Share                     $        (0.09)    $       (0.11)     $       (0.18)  $       (0.23)
                                           =============      ============       ============    ============

Basic EPS - Weighted Average Shares
      Outstanding Adjusted                   38,906,000        34,736,000         37,933,000      33,704,000
                                           =============      ============       ============    ============

Effect of Diluted Securities:
      Warrants and Stock Options (1)                  -                 -                  -               -
                                           -------------      ------------       ------------    ------------
Diluted EPS - Weighted Average Shares
      Oustanding                             38,906,000        34,736,000         37,933,000      33,704,000
                                           =============      ============       ============    ============

Diluted Loss per Share                   $        (0.09)    $       (0.11)     $       (0.18)  $       (0.23)
                                           =============      ============       ============    ============

(1) The Company's outstanding stock options and warrants have an antidilutive effect on net loss per share. As a result such amounts have been excluded from the computations of diluted loss per share.
